UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): May 9, 2014
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TransUnion Holding Company, Inc.

(Exact name of registrant as specified in its charter)
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Delaware	333-182948	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

⃞	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

⃞	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On May 9, 2014, Gordon E. Schaechterle, Senior Vice President and Chief Accounting Officer, informed TransUnion Holding Company, Inc. (the “Company”) of his decision to retire from the Company effective as of December 31, 2014. From and after the appointment of James V. Pieper as our new Chief Accounting Officer, as described in 5.02(c) below, Mr. Schaechterle will remain with the Company to assist in the orderly transition of his responsibilities to Mr. Pieper, following which he will continue to assist the Company with special projects until the effective date of his retirement.

(c)    On May 9, 2014, James V. Pieper accepted the Company’s offer to join the Company as Vice President, Controller and Chief Accounting Officer effective June 9, 2014. Mr. Pieper, age 48, brings us over 25 years of experience in public accounting and finance. Prior to joining the Company, Mr. Pieper held several positions with CME Group, Inc., most recently as Managing Director and Chief Accounting Officer since 2010. Prior to that, he served as Controller from 2006 to 2010, and as Assistant Controller from 2004 to 2006. Before joining CME Group in 2004, Mr. Pieper worked for Divine, Inc. as Director of Worldwide Accounting and for KPMG LLP as a Senior Manager. Mr. Pieper holds a bachelor’s degree in accountancy from Northern Illinois University and an MBA with a finance major from The Wharton School at the University of Pennsylvania.

Mr. Pieper will participate in the Company’s compensation programs upon terms commensurate with other executives at the level of Vice President.

There are no family relationships existing between Mr. Pieper and any executive officer or director of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Pieper or any member of his immediate family had or will have an interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION HOLDING COMPANY, INC.

Date: May 15, 2014
By:     /s/ Mick Forde
Name:    Mick Forde
Title:    Vice President